UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 17, 2009

VISTEON CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15827 (Commission File Number)	38-3519512 (IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan (Address of Principal Executive Offices)	48111 (Zip Code)
(800) VISTEON
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 17, 2009, Visteon Corporation (the “Company”) filed a motion with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking authority to enter into a customer accommodation agreement and related access and security agreement (together, the “Accommodation Agreement”) with General Motors Company (“GM”). Pursuant to the Accommodation Agreement, GM has agreed to, among other things:
•	pay $8.0 million in cash surcharge payments above the parts purchase order price for component parts produced by certain of the Company’s interior and fuel tank product groups;

•	pay up to $10 million to fund the consolidation of certain of the Company’s Mexican facilities;

•	reimburse the Company for $4.425 million in up-front engineering, design, and development support costs;

•	accelerate payment terms on outstanding purchase orders from the GM standard payment terms;

•	purchase certain inventory relating to re-sourced component parts according to a stated price formula;

•	reimburse the Company for costs associated the with wind-down of operations related to the production of interior and fuel tank GM component parts;

•	pay $8.2 million in cure payments in connection with the assumption and assignment of purchase orders with the Company in GM’s chapter 11 case;

•	limit its ability to set-off against accounts receivables owing to the Company; and

•	forbear from re-sourcing certain product lines.
In exchange for these benefits, the Company agreed to continue producing and delivering component parts to GM during the term of the Accommodation Agreement as well as provide considerable assistance to GM in re-sourcing production to other suppliers. Also, the Company agreed to build an inventory bank for GM, provided GM pays for such inventory on an accelerated basis and covers the Company’s out-of-pocket expenses in maintaining and handling the inventory. In addition, the Accommodation Agreement grants GM an option to purchase equipment and tooling owned by the Company that is exclusively used to manufacture GM component parts, provides GM with a right to access the Company’s facilities if the Company ceases production and grants to GM a security interest in certain operating assets that would be necessary for GM component part production.
The effectiveness of the Accommodation Agreement is conditioned upon the approval of such agreements by the Bankruptcy Court. `
Court filings, including the above-referenced motion, and other information are available at www.kccllc.net/Visteon.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
September 18, 2009	By:	/s/ William G. Quigley, III
		Name:	William G. Quigley III
		Title:	Executive Vice President and Chief Financial Officer